UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2023

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210,
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 3, 2023, Triumph Group, Inc. issued a press release announcing, pursuant to the terms of the Warrant Agreement, dated as of December 19, 2022, between the Company, Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., as Warrant Agent (the “Warrant Agreement”), that it had undesignated the 8.875% Senior Secured First Lien Notes due June 1, 2024, and the 6.250% Senior Secured Notes due September 15, 2024. Pursuant to the terms of the Warrant Agreement, this redesignation will be effective 20 consecutive Business Days from (and including) February 3, 2023, the date of publication of notice of the press release. The foregoing description is only a summary and is qualified in its entirety by reference to the press release, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 3, 2023	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President, Investor Relations, Mergers & Acquisitions and Treasurer